SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                     FORM 8K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) April 14, 2000 (April 12, 2000
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                                Tekni-Plex, Inc.
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                       (Exact name of Registrant as Specified in Charter)

          Delaware                333-28157                     22-3286312
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(State or Other Jurisdiction   (Commission File               (IRS Employer
      of Incorporation)            Number)                 Identification No.)

                     201 Industrial Parkway, Somerville, NJ          08876
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code         (908) 722-4800
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

Execution of Recapitalization Agreement.

         On April 12, 2000, the Registrant entered into a Recapitalization Agreement with Tekni-Plex Partners LLC, MST/TP Partners L.P., MST/TP Holding, Inc., MST Partners, L.P., MST Offshore Partners C.V., MST Management, L.P., MST Offshore Management N.V., Weston Presidio Offshore Capital C.V., Weston Presidio Capital III L.P., WPC Entrepreneur Fund L.P., SBIC Partners L.P., J.P. Morgan Capital Corporation, Tekni-Plex Management LLC, Dr. F. Patrick Smith, Kenneth W.R. Baker, Arthur P. Witt and William L. Daugherty and, for purposes of certain sections, other parties (the "Recapitalization Agreement").

         The Recapitalization Agreement contemplates that, once all of the conditions to the closing have been satisfied, a group of new investors including Weston Presidio Capital III L.P. and WPC Entrepreneur Fund L.P. (the "WPC Group") and J.P. Morgan Capital Corporation ("J.P. Morgan") will purchase equity interests in Tekni-Plex Partners LLC ("TP LLC") in exchange for equity commitments. TP LLC is the holder of approximately 45.1% of the shares of common stock, par value $0.01 per share ("Share"), of the Registrant. The WPC Group will commit approximately $225 million and J.P. Morgan will commit approximately $30 million. Certain other stockholders of the Registrant including MST Partners L.P. and MST Offshore Partners C.V. will be redeemed by the Registrant. The price to be paid per Share by the Registrant is $507,933.

         The Recapitalization Agreement contemplates that Registrant will make a tender offer/consent solicitation for at least a majority of each of its 11 1/4% Senior Subordinated Notes due April 1, 2007 and 9 1/4% Senior Subordinated Notes due March 1, 2008 (collectively, the "Notes") on terms (including price) that are acceptable to the WPC Group. The tender offer/consent solicitation will seek approval of the holders of the Notes to modify or eliminate certain covenants contained in the indentures governing the Notes.

         In order to consummate the Recapitalization Agreement, (i) the approval of the transactions contemplated by the Recapitalization Agreement must be obtained from the limited partners of MST Partners L.P. and MST Offshore Partners C.V. in accordance with applicable law and the relevant partnership agreement and (ii) the Registrant must secure financing acceptable to the WPC Group. The consummation of the Recapitalization Agreement is also subject to other conditions.





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         The Recapitalization Agreement will not be consummated prior to June
30, 2000 unless certain conditions are met.

         For more detailed information regarding the Recapitalization Agreement, please see Exhibit 99.1 which is hereby incorporated by reference into this report.

         Press Release.

         On April 14, 2000, the Registrant issued the press release attached hereto as Exhibit 99.2 which is hereby incorporated by reference into this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(c) Exhibits

         99.1     Recapitalization Agreement dated April 12, 2000.
         99.2     Press Release dated April 14, 2000.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  TEKNI-PLEX, INC.



                                  By:   /s/ F. Patrick Smith
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                                        Name:    Dr. F. Patrick Smith
                                        Title:   Chairman and Chief Executive
                                                    Officer



April 14, 2000


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                                  EXHIBIT INDEX


99.1     Press Release dated April 14, 2000.
99.2     Recapitalization Agreement dated April 12, 2000.